Exhibit 5.1

                                                     July 17, 2001

OAO Technology Solutions, Inc.
7500 Greenway Center Drive, 16th Floor
Greenbelt, MD 20770

Gentlemen:

     I have acted as counsel to OAO Technology Solutions, Inc. (the "Company"), and I am delivering this opinion in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 1,000,000 shares of Common Stock of the Company, $.01 par value per share (the "Shares"), that may be awarded under the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan").

     In this connection, I have reviewed the Company's Certificate of Incorporation, its Bylaws, resolutions of its Board of Directors and stockholders, and such other documents and corporate records as I have deemed appropriate in the circumstances. My opinion is limited solely to matters governed by the laws of the State of Delaware and the federal laws of the United States of America.

     Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the Shares, when awarded in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

     This opinion is rendered to you in connection with the above-referenced Registration Statement and may be relied on by you only in connection therewith. No other person may rely on this opinion. This opinion may not be quoted by you or any other person without my prior written consent.

     My rendering of this opinion to you does not obligate me to render any further opinion to you or to update this opinion at any time in the future.

                                                     Very truly yours,



                                                     /s/ Dianne R. Sagner
                                                     Dianne R. Sagner
                                                     General Counsel


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